UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2012

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 22, 2012, Motorcar Parts of America, Inc. (the “Company”) entered into a Revolving Credit/Strategic Cooperation Agreement (the “Agreement”) with Wanxiang America Corporation (the “Supplier”) and Fenwick Automotive Products Limited (“Fenco”), the Company’s wholly-owned subsidiary.  Pursuant to the terms of the Agreement, the Supplier extended to Fenco a revolving credit line in an aggregate principal amount not to exceed $22,000,000 for purchases of automotive parts and components by Fenco from the Supplier (the “Fenco Credit Line”), provided that $2,000,000 of such credit line shall only be available for accrued interest and other amounts payable.  Payment for all purchases of automotive parts and components pursuant to the Fenco Credit Line (the “Obligations”) shall be due and payable on the date that is 120 days after the date of the bill of lading relating to the shipment of such purchases from port in the People’s Republic of China (the “Due Date”).  Any amounts remaining unpaid following the Due Date will bear interest at a rate of 1% per month.

The Obligations under the Agreement are guaranteed by five affiliate entities (the “Guarantors”), each of which is a direct or indirect wholly-owned subsidiary of the Company.  The Obligations under the Agreement and the guarantees are secured by a third-priority lien on substantially all of the tangible and intangible property of Fenco and the Guarantors (the “Collateral”), subject and subordinate to the existing liens of M&T Bank and the Company.

The Fenco Credit Line will mature on July 31, 2017.  If there are no Obligations outstanding on that date, then each of Fenco and the Company, at its option, may terminate the Agreement, except as to certain provisions specified in the Agreement.  Additionally, (a) Fenco has agreed to (i) provide the Supplier the right to supply new automotive parts and components required by Fenco from third party suppliers with respect to certain product lines, (ii) work with the Supplier to develop additional new automotive parts and components on a joint basis to be marketed through Fenco, (iii) work with the Supplier to assist Fenco, as requested, in sourcing additional new automotive parts and components from other suppliers in China that are not available from the Supplier, and (iv) on an annual basis, purchase at least approximately $33 million of new automotive parts and components and to attempt to increase its distribution base of the products purchased from the Supplier to as many distribution points as practicable; (b) the Supplier has agreed to honor all purchase orders made by Fenco in the ordinary course of business consistent with past practice in a timely and commercially reasonable manner; and (c) the Supplier has agreed not to use any information provided to it by Fenco or the Company in connection with the matters described in the Agreement to seek to induce customers of Fenco to purchase automotive parts and products of the type sold by Fenco directly from the Supplier or its affiliates.

In connection with the Agreement and pursuant to a Guaranty dated as of August 22, 2012 (the “Guaranty”), the Company agreed to guarantee up to $22,000,000 of all Obligations, and to reimburse the Supplier for any amounts equal to all reasonable and documented costs and expenses of enforcing and preserving its rights under the Guaranty.  Pursuant to the Guaranty, after July 1, 2014 or the occurrence of an event of default, the Supplier will have the right to sell up to $8,000,000 of the outstanding Obligations to the Company in exchange, at the Company’s option, for (i) shares of the Company’s common stock (the “Common Stock”) valued at $7.75 per share, subject to certain adjustments, or (ii) cash in an amount of 135% of the amount of the outstanding Obligations being sold to the Company.  Any outstanding Obligations sold to the Company by the Supplier will reduce the Company’s liability with respect to its guaranty of the Obligations.  In no event will the Company be obligated to issue more than an aggregate of 1,032,258 shares of the Common Stock pursuant to the Guaranty and the Warrant (as defined below).  The obligations of the Company under the Guaranty are subordinated to its obligations under the Financing Agreement (as defined below).

On August 22, 2012, in connection with the Agreement, the Company also issued a warrant (the “Warrant”) to the Supplier.  Pursuant to the terms of the Warrant, the Supplier may purchase up to 516,129 shares of the Common Stock for an initial exercise price of $7.75 per share (the “Exercise Price”), exercisable at any time after two years from August 22, 2012 and on or prior to September 30, 2017, provided that if any Obligations remain outstanding under the Fenco Credit Line as of August 1, 2017, such date will be the date that is three  months after the date that all Obligations under the Fenco Credit Line have been repaid in full (the “Exercise Period”).  The Exercise Price is subject to adjustments for (i) sales of Common Stock or options or other securities exercisable or convertible into Common Stock by the Company at a price below the Exercise Price, (ii) stock dividends and splits and (iii) mergers, consolidations, or the sale of substantially all assets of the Company, among other events.  In addition, at any time following the Exercise Period or a change of control of the Company, in the event there is no registration statement available for the resale of the shares of Common Stock issuable upon the exercise of the Warrant (the “Warrant Shares”) and Warrant Shares are not otherwise freely tradable, the Supplier may require the Company to purchase, subject to subordination, any unexercised portion of the Warrant or the Warrant Shares, as applicable, at a price equal to the Black Scholes Value (as defined in the Warrant) thereof.

On August 22, 2012, in connection with the transaction described above, the Company amended its existing Financing Agreement (as amended to date, the “Financing Agreement”) by entering into the Third Amendment and Waiver to the Financing Agreement (the “Cerberus Third Amendment”) with the lenders party thereto, Cerberus Business Finance, LLC, (“Cerberus”) as collateral agent, and PNC Bank, National Association, as administrative agent.  The Cerberus Third Amendment replaces the Company’s existing subordinated indebtedness and general unsecured indebtedness baskets with a basket permitting the Guaranty and permits the Company’s additional investment in Fenco pursuant to the Guaranty.  The Cerberus Third Amendment also removes the Company’s general lien basket, adds additional reporting requirements regarding financial reports of auditors and material notices under the Agreement, waives certain defaults arising as a result of the Company failing to comply with certain reporting requirements and provides for certain other consequential amendments to the Financing Agreement.

On August 22, 2012, Fenco amended its Amended and Restated Credit Agreement (as amended to date, the “Amended and Restated Credit Agreement”) by entering into Amendment No. 2 to the Amended and Restated Credit Agreement (“M&T Amendment No. 2”) with Introcan Inc., Manufacturers and Traders Trust Company and M&T Bank.  M&T Amendment No. 2:

•	extends the maturity date to October 6, 2014,
•
amends the maximum amount of the revolving facility to (i) $55,000,000 for the period up to and including December 31, 2012 and (ii) $50,000,000 for the period on or after January 1, 2013 through October 6, 2014,

•	replaces the repayment schedule and amounts for the term loan,
•	waives certain defaults arising as a result of Fenco failing to comply with certain financial covenants and reporting requirements,
•	provides for certain mandatory prepayments of the term loan,
•	revises certain of the financial covenants regarding minimum EBITDA, minimum fixed charge coverage, unused borrowing availability under its revolving credit facility, and maximum capital expenditures,
•	provides M&T Bank’s consent to Fenco to enter into the Agreement on a subordinated basis, and
•	provides for certain other consequential amendments to the Amended and Restated Credit Agreement as well as fees payable to M&T Bank as consideration for the amendments.

The descriptions of the Agreement, Guaranty, Warrant, Cerberus Third Amendment, and M&T Amendment No. 2 contained herein are qualified in their entirety by reference to the terms of the Agreement, Guaranty, Warrant, Cerebus Third Amendment, and M&T Amendment No. 2, respectively, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4,  and 10.5, respectively.

As previously reported on May 30, 2012, on May 24, 2012, the Company amended its Financing Agreement (as defined in the Company’s Report on Form 8-K previously filed on May 30, 2012) by entering into the Second Amendment to the Financing Agreement (the “Cerberus Second Amendment”) with a syndicate of lenders party thereto, Cerberus, as collateral agent, and PNC Bank, National Association, as administrative agent.  Pursuant to the terms of the Cerberus Second Amendment, the Company borrowed an additional $10,000,000, for an aggregate of $85,000,000 in term loans and issued the Warrant (as defined in the Company’s Report on Form 8-K previously filed on May 30, 2012).  The Cerberus Second Amendment modifies the interest rates per annum applicable to the existing term loans.  The existing and additional term loans will bear interest at rates equal to, at the Company’s option, either LIBOR plus 8.5% or a base rate plus 7.5%.  The Cerberus Second Amendment also modifies the quarterly amortization payments applicable to all term loans.  Such payments commence on October 1, 2012 at a rate of $250,000 per quarter and increase to $600,000 per quarter on April 1, 2013 and to $1,350,000 on October 1, 2013 until the final maturity date.  The Cerberus Second Amendment also provides adjusted Applicable EBITDA Multiple numbers and financial covenants, and requires that the Company maintain cash and cash equivalents of up to $10,000,000 in the aggregate until the Company’s obligations with respect to a significant supplier have ceased.  The requirement that the Company maintain cash and cash equivalents of up to $10,000,000 was removed in the Cerberus Third Amendment.

Although a copy of the Cerberus Second Amendment was filed as an exhibit to the Company’s Report on Form 8-K, as filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2012, the Company is filing an unredacted copy of the Cerberus Second Amendment attached hereto as Exhibit 10.6.  The Cerberus Second Amendment has not been amended, but the Company is filing an unredacted copy as the Company will be withdrawing its confidential treatment request to the Commission covering the Cerberus Second Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1
Revolving Credit/Strategic Cooperation Agreement, dated as of August 22, 2012, by and among Motorcar Parts of America, Inc. (solely for purposes of provisions specified thereto), Fenwick Automotive Products Limited and Wanxiang America Corporation.

10.2	Guaranty, dated as of August 22, 2012, by Motorcar Parts of America Inc. for the benefit of Wanxiang America Corporation.
10.3	Warrant to Purchase Common Stock, dated as of August 22, 2012, issued by Motorcar Parts of America, Inc. to Wanxiang America Corporation.
10.4
Third Amendment and Waiver to the Financing Agreement, dated as of August 22, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent.

10.5
Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 22, 2012, by and among Fenwick Automotive Products Limited, Introcan Inc., Manufacturers and Traders Trust Company, as lead arranger, and M&T Bank, as administrative agent and a lender.

10.6
Second Amendment to the Financing Agreement, dated as of May 24, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: August 28, 2012	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel